SharpSpring Reports Fourth Quarter and Full Year 2017 Results

Consecutive Quarters of Record-Setting New Sales Numbers Drive Accelerated Growth

GAINESVILLE, FL – March 6, 2018 – SharpSpring, Inc. (NASDAQ: SHSP), a leading cloud-based marketing automation platform, reported financial results for the fourth quarter and full year ended December 31, 2017.

Fourth Quarter 2017 Operational Highlights

●	Added a record 266 new SharpSpring customers. At quarter-end, SharpSpring had 1,428 agency customers reselling its solution to their respective clients.

●	Surpassed 6,700 businesses using the SharpSpring platform to generate leads, convert more leads to sales and measure the ROI of their marketing campaigns.

●	Launched powerful new social media tools, SharpSpring Social and a new Content Calendar, providing SharpSpring users with a comprehensive solution to centrally manage their entire digital marketing strategy.

Fourth Quarter 2017 Financial Results from Continuing Operations

●	Flagship SharpSpring product revenue grew 36% to a record $3.6 million from $2.7 million in the same year-ago period.

●	Total revenue (which includes legacy products) increased 32% to $3.8 million from $2.9 million in the same year-ago period.

●	Gross profit increased to $2.5 million, or 68% of total revenue, compared to $1.7 million, or 59% of total revenue, in the same year-ago period.

●	Net loss from continuing operations totaled $504,000, or $0.06 per share, compared to a net loss from continuing operations of $2.2 million, or $0.26 per share, in the fourth quarter of 2016.

●	Adjusted EBITDA loss (a non-GAAP metric reconciled below) totaled $1.3 million, compared to an adjusted EBITDA loss of $1.2 million in the same year-ago period.

●	Core net loss from continuing operations (a non-GAAP metric reconciled below) totaled $386,000 million, or $0.05 per share, an improvement from core net loss from continuing operations of $851,000, or $0.10 per share, in the same year-ago period.

●	At quarter-end, the company had $5.4 million in cash and no debt.

Full Year 2017 Financial Results from Continuing Operations

●	Flagship SharpSpring product revenue grew 41% to a record $12.8 million from $9.1 million in 2016. As a percentage of total revenue, SharpSpring’s flagship product was 95%, compared to 79% in 2016.

●	Total revenue (which includes legacy products) increased 17% to $13.4 million from $11.5 million in 2016.

●	Gross profit increased to $8.5 million, or 63% of total revenue, from $7.1 million, or 61% of total revenue, in 2016.

●	Net loss from continuing operations totaled $5.0 million, or $0.59 per share, compared to a net loss from continuing operations of $5.7 million, or $0.72 per share, in 2016.

●	Adjusted EBITDA loss (a non-GAAP metric reconciled below) totaled $5.6 million, compared to an adjusted EBITDA loss of $3.7 million in 2016.

●	Core net loss from continuing operations (a non-GAAP metric reconciled below) totaled $4.0 million, or $0.48 per share, compared to core net loss from continuing operations of $2.5 million, or $0.31 per share, in 2016.

Management Commentary

“We continued to execute against our plan and generated strong results in the fourth quarter,” said SharpSpring CEO Rick Carlson. “In Q4 specifically, we hit our second consecutive new sales record and grew our revenues by more than 30%, all while improving our margins throughout the year. These positive results for both the quarter and full year were driven by the continued strength of our flagship marketing automation platform, whose topline grew over 40% during the year, resulting in more than 1,400 agency customers and over 6,700 businesses now using our solution.

“From a product perspective, we continued to introduce powerful features over the course of 2017, such as our advanced visual workflow builder, integrations that extend the platform like Shutterstock and PieSync, and more recently, our new social media management tools. We are dedicated to making SharpSpring better, more functional and easier to use while remaining priced at a fraction of the cost of our competitors. We believe this commitment, combined with our ongoing initiative to accelerate sales with increased resources allocated toward sales and marketing, will lead to long-term growth and value for our shareholders.”

Conference Call

SharpSpring management will hold a conference call today (March 6, 2018) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Company CEO Rick Carlson and CFO Edward Lawton will host the call, followed by a question and answer period.

U.S. dial-in number: 877-407-9124

International number: 201-689-8584

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website at investors.sharpspring.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through March 20, 2018.

Toll-free replay number: 877-481-4010

International replay number: 919-882-2331

Replay Passcode: 26372

About SharpSpring, Inc.

SharpSpring, Inc. (NASDAQ: SHSP) is a rapidly growing, highly-rated global provider of affordable marketing automation delivered via a cloud-based Software-as-a Service (SaaS) platform. Thousands of businesses around the world rely on SharpSpring to generate leads, improve conversions to sales, and drive higher returns on marketing investments. Known for its innovation, open architecture and free customer support, SharpSpring offers flexible monthly contracts at a fraction of the price of competitors making it an easy choice for growing businesses and digital marketing agencies. Learn more at www.sharpspring.com.

Non-GAAP Financial Measures

Adjusted EBITDA, core net loss and core net loss per share are “non-GAAP financial measures” presented as supplemental measures of the company’s performance. These metrics are not presented in accordance with United States generally accepted accounting principles, or GAAP. The company believes these measures provide additional meaningful information in evaluating its performance over time. However, the measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP. A reconciliation of net loss to these measures is included for your reference in the financial section of this earnings press release.

Important Cautions Regarding Forward-Looking Statements

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continues,” “estimates,” “projects,” “intends,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, our ability to successfully utilize our cash to develop current and future products, delays due to issues with outsourced service providers, those events and factors described by us in Item 1. A “Risk Factors” in our most recent Form 10-K and other risks to which our Company is subject, and various other factors beyond the Company’s control. Except to the extent required by law, the Company undertakes no obligation to update or revise (publicly or otherwise) any forward-looking statements to reflect subsequent events, new information or future circumstances.

Company Contact:

Edward Lawton

Chief Financial Officer

617-500-0122

IR@sharpspring.com

Investor Relations:

Liolios Group, Inc.

Matt Glover or Tom Colton

949-574-3860

SHSP@liolios.com

SharpSpring, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue	$3,767,319	$2,852,979	$13,448,752	$11,541,702

Cost of services	1,220,392	1,156,102	4,996,745	4,462,440
Gross profit	2,546,927	1,696,877	8,452,007	7,079,262

Operating expenses:
Sales and marketing	1,957,669	1,269,855	6,983,208	5,340,351
Research and development	789,405	656,841	2,883,714	2,308,650
General and administrative	1,404,258	1,261,890	5,346,136	4,418,500
Change in earn out liability	-	-	-	219,473
Intangible asset amortization	131,778	291,266	527,468	1,360,105
Impairment of intangible assets	-	1,459,541	-	1,459,541

Total operating expenses	4,283,110	4,939,393	15,740,526	15,106,620

Operating loss	(1,736,183)	(3,242,516)	(7,288,519)	(8,027,358)

Other income, net	133,278	40,262	209,173	442,195

Loss before income taxes	(1,602,905)	(3,202,254)	(7,079,346)	(7,585,163)
Benefit for income tax	(1,099,209)	(1,013,922)	(2,104,108)	(1,869,188)

Net loss from continuing operations	(503,696)	(2,188,332)	(4,975,238)	(5,715,975)
Net income from discontinued operations, net of tax	-	-	-	10,666,985
Net income (loss)	$(503,696)	$(2,188,332)	$(4,975,238)	$4,951,010

Net loss per share from continuing operations
Basic net loss per share	$(0.06)	$(0.26)	$(0.59)	$(0.72)
Diluted net loss per share	$(0.06)	$(0.26)	$(0.59)	$(0.72)

Net income per share from discontinued operations
Basic net income per share	$-	$-	$-	$1.35
Diluted net income per share	$-	$-	$-	$1.35

Net income (loss) per share
Basic net income (loss) per share	$(0.06)	$(0.26)	$(0.59)	$0.63
Diluted net income (loss) per share	$(0.06)	$(0.26)	$(0.59)	$0.63

Weighted average common shares outstanding
Basic	8,430,360	8,356,735	8,395,319	7,895,197
Diluted	8,430,360	8,356,735	8,395,319	7,895,197

SharpSpring, Inc.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31	December 31
	2017	2016
Assets
Cash and cash equivalents	$5,399,747	$8,651,374
Accounts receivable, net	639,959	1,261,923
Income taxes receivable	2,132,616	1,355,180
Other current assets	267,924	1,396,642
Total current assets	8,440,246	12,665,119

Property and equipment, net	799,145	905,345
Goodwill	8,872,898	8,845,394
Intangibles, net	2,326,000	2,850,635
Deferred income taxes	-	32,996
Deposits	25,000	30,464
Total assets	$20,463,289	$25,329,953

Liabilities and Shareholders’ Equity
Accounts payable	$504,901	$498,534
Accrued expenses and other current liabilities	625,680	953,171
Deferred revenue	279,818	280,159
Income taxes payable	171,384	484,349
Total current liabilities	1,581,783	2,216,213

Deferred income taxes	168,132	195,495
Total liabilities	1,749,915	2,411,708

Shareholders’ equity:
Preferred stock, $0.001 par value	-	-
Common stock, $0.001 par value	8,456	8,381
Additional paid in capital	28,362,397	27,556,398
Accumulated other comprehensive loss	(480,762)	(445,055)
Accumulated deficit	(9,092,717)	(4,117,479)
Treasury stock	(84,000)	(84,000)
Total shareholders’ equity	18,713,374	22,918,245

Total liabilities and shareholders’ equity	$20,463,289	$25,329,953

SharpSpring, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net income (loss)	$(503,696)	$(2,188,332)	$(4,975,238)	$4,951,010
Deduct: Income from discontinued operations, net of income taxes	-	-	-	10,666,985
Net loss from continuing operations	(503,696)	(2,188,332)	(4,975,238)	(5,715,975)

Adjustments to reconcile income from continuing operations:
Depreciation and amortization	204,794	1,809,755	807,574	2,978,798
Non-cash stock compensation	209,340	205,886	768,778	705,649
Deferred income taxes	(19,156)	250,731	5,618	167,757
Loss on disposal of property and equipment	-	-	3,481	128,978
Non-cash change in value of earn out liability	-	-	-	219,473
Non-cash gain from escrow claim	-	-	-	(84,000)
Unearned foreign currency gain/loss	(123,115)	(26,325)	(70,769)	(185,414)
Changes in assets and liabilities:
Accounts receivable	47,156	(197,914)	665,296	(499,516)
Other assets	33,425	123,926	136,771	(210,715)
Income taxes, net	(425,474)	(2,337,038)	(1,105,771)	(5,706,659)
Accounts payable	(389,328)	(276,741)	(22,860)	(156,081)
Accrued expenses and other current liabilities	66,409	(108,266)	(256,969)	271,058
Deferred revenue	4,298	(18,249)	(8,795)	(246,721)
Net cash used in operating activities - Continuing operations	(895,347)	(2,762,567)	(4,052,884)	(8,333,368)
Net cash provided by operating activities - Discontinued operations	-	-	-	1,265,364
Net cash used in operating activities	(895,347)	(2,762,567)	(4,052,884)	(7,068,004)

Cash flows from investing activities
Purchases of property and equipment	(28,555)	(13,275)	(177,110)	(455,506)
Acquisitions of customer assets from resellers	-	(176,400)	(64,268)	(724,678)
Net cash used in investing activities - Continuing operations	(28,555)	(189,675)	(241,378)	(1,180,184)
Net cash provided by investing activities - Discontinued operations	-	-	1,000,000	13,945,548
Net cash provided by (used in) investing activities	(28,555)	(189,675)	758,622	12,765,364

Cash flows used in financing activities:
Payment to reduce earn out	-	-	-	(1,207,929)
Proceeds from exercise of stock options	3,273	11,092	22,133	12,217
Excess tax benefits from share-based payments	-	(422)	-	(422)
Net cash provided by (used in) financing activities - Continuing operations	3,273	10,670	22,133	(1,196,134)
Net cash provided by (used in) financing activities - Discontinued operations	-	-	-	-
Net cash provided by (used in) financing activities	3,273	10,670	22,133	(1,196,134)

Effect of exchange rate on cash	3,493	(23,228)	20,502	(8,498)

Change in cash and cash equivalents	$(917,136)	$(2,964,800)	(3,251,627)	$4,492,728

Cash and cash equivalents, beginning of period	$6,316,883	11,616,174	8,651,374	4,158,646

Cash and cash equivalents, end of period	$5,399,747	$8,651,374	$5,399,747	$8,651,374

SharpSpring, Inc.

RECONCILIATION TO ADJUSTED EBITDA

(Unaudited, in Thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net loss from continuing operations	$(504)	$(2,188)	$(4,975)	$(5,716)
Provision (benefit) for income tax	(1,099)	(1,014)	(2,104)	(1,869)
Other (income) expense, net	(133)	(40)	(209)	(442)
Depreciation & amortization	205	350	808	1,519
Non-cash stock compensation	209	206	769	706
Acquisition-related charges	2	-	69	219
Restructuring charges	-	-	-	394
Impairment of intangible assets	-	1,460	-	1,460
Adjusted EBITDA	(1,320)	(1,226)	(5,642)	(3,729)

SharpSpring, Inc.

RECONCILIATION TO CORE NET LOSS AND CORE LOSS PER SHARE

(Unaudited, in Thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net loss from continuing operations	$(504)	$(2,188)	$(4,975)	$(5,716)
Amortization of intangible assets	132	291	527	1,360
Non-cash stock compensation	209	206	769	706
Acquisition-related charges	2	-	69	219
Restructuring charges	-	-	-	394
Gain from escrow claim	-	-	-	(260)
Impairment of intangible assets	-	1,460	-	1,460
Tax adjustment	(225)	(620)	(406)	(634)
Core net loss from continuing operations	$(386)	$(851)	$(4,016)	$(2,471)

Core net loss per share from continuing operations	$(0.05)	$(0.10)	$(0.48)	$(0.31)
Weighted average common shares outstanding	8,430	8,357	8,395	7,895